                             SECOND AMENDED AND RESTATED
                              REVOLVING CREDIT AGREEMENT


                             dated as of August 25, 1997


                                        among


                                 TRC COMPANIES, INC.,
                      CERTAIN SUBSIDIARIES LISTED ON SCHEDULE I


                                         and

                                   BANKBOSTON, N.A.
         and those other lending institutions which may become a party hereto



                                         and
                              BANKBOSTON, N.A., as Agent

                                  TABLE OF CONTENTS


Section 1.  DEFINITIONS AND RULES OF INTERPRETATION. .....................  1

Section 2.  THE LOANS. ...................................................  10

    Section 2.1.  Commitment to Lend.  ...................................  10
    Section 2.2.  Letters of Credit. .....................................  10
    Section 2.3.  Commitment Fee.  .......................................  11
    Section 2.4.  Reduction of Commitment.  ..............................  11
    Section 2.5.  Notes. .................................................  12
    Section 2.6.  Interest on Loans.  ....................................  12
    Section 2.7.  Interest on Overdue Amounts.   .........................  14
    Section 2.8.  Requests for Loans and Letters of Credit.  .............  14
    Section 2.9.  Funds for Loans.  ......................................  15
    Section 2.10. Termination of Credit.  ................................  15
    Section 2.11. Optional Prepayment.  ..................................  16
    Section 2.12. Mandatory Prepayment.  .................................  16
    Section 2.13. Mandatory Payment on Maturity.  ........................  17

Section 3.  PAYMENTS AND COMPUTATIONS;
         JOINT AND SEVERAL LIABILITY; SECURITY.  .........................  17

    Section 3.1.  Payments.  .............................................  17
    Section 3.2.  Computations.  .........................................  17
    Section 3.3.  Interest Limitation.  ..................................  17
    Section 3.4.  Additional Costs, Etc.  ................................  18
    Section 3.5.  Capital Adequacy.  .....................................  19
    Section 3.6.  Concerning Joint and Several Liability of the
                   Borrowers. ............................................  19
    Section 3.7.  New Borrowers.  ........................................  21
    Section 3.8.  Amendment Fee.  ........................................  21
    Section 3.9.  Security.  .............................................  22

Section 4.  REPRESENTATIONS AND WARRANTIES.  .............................  22

    Section 4.1.  Corporate Authority. ...................................  22
    Section 4.2.  Governmental Approvals.  ...............................  23
    Section 4.3.  Title to Property; Leases. .............................  23
    Section 4.4.  Financial Statements; Solvency. ........................  23
    Section 4.5.  No Material Changes, Etc..   ...........................  23
    Section 4.6.  Franchises, Patents, Copyrights, Etc. ..................  23
    Section 4.7.  Litigation.  ...........................................  24
    Section 4.8.  No Materially Adverse Contracts, Etc.  .................  24
    Section 4.9.  Compliance With Other Instruments, Laws, Etc. ..........  24
    Section 4.10. Tax Status.  ...........................................  24
    Section 4.11. No Event of Default.  ..................................  25
    Section 4.12. Holding Company and Investment Company Acts.  ..........  25
    Section 4.13. Absence of Financing Statements, Etc.  .................  25

    Section 4.14. Perfection of Security Interest.  ......................  25
    Section 4.15. Certain Transactions.  .................................  25
    Section 4.16. ERISA Compliance.  .....................................  26
    Section 4.17. Use of Proceeds. .......................................  26
    Section 4.18. Environmental Compliance.  .............................  26


Section 5.  AFFIRMATIVE COVENANTS OF THE BORROWERS. ......................  28

    Section 5.1.  Records and Accounts. ..................................  28
    Section 5.2.  Financial Statements, Certificates and Information. ....  28
    Section 5.3.  Corporate Existence and Conduct of Business. ...........  29
    Section 5.4.  Maintenance of Properties. .............................  30
    Section 5.5.  Insurance.  ............................................  30
    Section 5.6.  Taxes.  ................................................  30
    Section 5.7.  Inspection of Properties, Books, and Contracts.  .......  31
    Section 5.8.  Compliance with Laws, Contracts, Licenses and
                   Permits.  .............................................  31
    Section 5.9.  Pension Plans.  ........................................  31
    Section 5.10. Further Assurances.   ..................................  32
    Section 5.11. Notice of Potential Claims or Litigation. ..............  32
    Section 5.12. Notices. ...............................................  32
    Section 5.13. New Borrowers. .........................................  32

Section 6.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.  ................  32

    Section 6.1.  Restrictions on Indebtedness.  .........................  32
    Section 6.2.  Restrictions on Liens.  ................................  33
    Section 6.3.  Restrictions on Investments.  ..........................  34
    Section 6.4.  Merger, Consolidation, and Acquisitions. ...............  36
    Section 6.5.  Sale and Leaseback.  ...................................  36
    Section 6.6.  Sales of Assets.  ......................................  36
    Section 6.7.  Collateral Value Ratio.  ...............................  37
    Section 6.8.  Interest Coverage.  ....................................  37
    Section 6.9.  Subordinated Debt.  ....................................  37

Section 7.  CONDITIONS OF FIRST LOANS.  ..................................  37

    Section 7.1.  Representations and Warranties.  .......................  37
    Section 7.2.  Performance; No Default.  ..............................  37
    Section 7.3.  No Adverse Change.  ....................................  37
    Section 7.4.  Corporate Action; Corporate Documents.  ................  38
    Section 7.5.  Loan Documents.  .......................................  38
    Section 7.6.  UCC Searches; Perfection of Liens.  ....................  38
    Section 7.7.  Opinion of Borrower's Counsel.  ........................  38
    Section 7.8.  No Legal Impediment.  ..................................  38
    Section 7.9.  Governmental Regulation.  ..............................  38
    Section 7.10. Accountant's Report.  ..................................  38
    Section 7.11. Payment of Fees.  ......................................  39

    Section 7.12. Proceedings and Documents.  ............................  39

Section 8.  CONDITIONS OF SUBSEQUENT LOANS. ..............................  39

    Section 8.1.  Representations True; No Event of Default. .............  39
    Section 8.2.  Performance; No Event of Default. ......................  39

Section 9.  EVENTS OF DEFAULT; ACCELERATION.  ............................  40

Section 10.  DISTRIBUTION OF COLLATERAL PROCEEDS.   ......................  42

Section 11.  SETOFF.   ...................................................  42

Section 12.  EXPENSES.  ..................................................  43

Section 13.  THE AGENT. ..................................................  44
    Section 13.1.  Appointment of Agent, Powers and Immunities. ..........  44
    Section 13.2.  Actions By Agent.  ....................................  44
    Section 13.3.  Indemnification.  .....................................  44
    Section 13.4.  Reimbursement. ........................................  45
    Section 13.5.  Documents.  ...........................................  45
    Section 13.6.  Non-Reliance on Agent and Other Banks. ................  45
    Section 13.7.  Resignation of Agent.  ................................  46
    Section 13.8.  Action by the Banks, Consents, Amendments,
                   Waivers, Etc.  ........................................  46
    Section 13.9.  Duties in the Case of Enforcement .....................  47

Section 14.  INDEMNIFICATION.  ...........................................  47

Section 15.  SURVIVAL OF COVENANTS, ETC. .................................  48

Section 16.  SYNDICATION AND PARTICIPATION.  .............................  48

Section 17.  PARTIES IN INTEREST.  .......................................  48

Section 18.  NOTICES, ETC.  ..............................................  49

Section 19.  MISCELLANEOUS.  .............................................  49

Section 20.  ENTIRE AGREEMENT, ETC.  .....................................  49

Section 21.  GOVERNING LAW.  .............................................  50

Section 22.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ........................  50
50
Section 23.  NO RESTRICTIONS WITH RESPECT TO MARGIN STOCK. ...............  50

Section 24.  TRANSITIONAL ARRANGEMENTS. ..................................  51

    Section 24.1.  Prior Credit Agreement Superseded. ....................  51
    Section 24.2.  Return and Cancellation of Notes.  ....................  51
    Section 24.3.  Interest and Fees under Prior Credit Agreement. .......  51
    Section 24.4.  Waiver of Defaults and Events of Default.  ............  51



                                EXHIBITS AND SCHEDULES


Exhibit A               Form of Note

Schedule 1         -    Borrowers
Schedule 3.7            -    Currently Inactive Subsidiaries
Schedule 4.7            -    Exceptions to Litigation Representation
Schedule 4.18      -    Environmental Compliance Exceptions
Schedule 6.1            -    Existing Indebtedness
Schedule 6.3(i)    -    Existing Investments

                             SECOND AMENDED AND RESTATED
                              REVOLVING CREDIT AGREEMENT


    This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 25th day of August, 1997 among TRC Companies, Inc., a Delaware corporation ("TRC"), the Subsidiaries listed on SCHEDULE 1 hereto (TRC and such Subsidiaries herein collectively referred to as the "Borrowers"), each of which Borrowers, unless otherwise listed on SCHEDULE 1, has its principal place of business at 5 Waterside Crossing, Windsor, Connecticut 06095, BANKBOSTON, N.A. (f/k/a The First National Bank of Boston) ("BKB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, and such banks or financial institutions which may become a party hereto pursuant to Section 15 hereof (herein referred to individually as a "Bank" and, collectively, as the "Banks"), and BKB, as agent for the Banks (the "Agent").

    WHEREAS, the Borrowers and BKB are parties to the original Revolving Credit Agreement dated as of September 22, 1989 (the "Original Closing Date"), and amended as of September 6, 1990, June 10, 1992, June 28, 1993, August 5, 1993, March 21, 1994, and October 31, 1994 (as so amended, the "Original Credit Agreement);

    WHEREAS, the Original Credit Agreement was amended and restated pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 15, 1995 (the "Prior Closing Date"), and amended as of August 30, 1995 (as so amended, the "Prior Credit Agreement");

    WHEREAS, the Borrowers and BKB wish to reduce the Total Commitment Amount, restructure the revolving credit facility and make certain other changes and amendments to the Prior Credit Agreement;

    NOW THEREFORE, in consideration of the foregoing, the Borrowers and BKB, individually and as Agent, agree that the Original Credit Agreement is hereby amended and restated in its entirety as set forth herein.

    Section 1. DEFINITIONS. (a) The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

    ACCOUNTS RECEIVABLE. All rights of the Borrowers to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with Generally Accepted Account Principles.

    AGENT.  BKB acting as agent for the Banks.

    AGENT'S HEAD OFFICE. The Agent's head office is located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

    AGREEMENT. This Second Amended and Restated Revolving Credit Agreement, including the Exhibits and Schedules hereto, as amended from time to time.

    AMENDMENT DATE.  See Section 7.

    APPLICABLE RATE. With respect to Base Rate Loans, the Applicable Rate shall be equal to the Base Rate as in effect from time to time. With respect to Eurodollar Loans, the Applicable Rate shall be equal to the Eurodollar Rate for the relevant Interest Period PLUS two percent (2%).

    BALANCE SHEET DATE.  June 30, 1997.

    BANK(S).  See Preamble.

    BASE RATE. A rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) equal to the greater of: (a) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts, as its "Base Rate," or (b) the Federal Funds Effective Rate plus one percent (1%). If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms thereof, the rate announced by the Agent at its head office as its "Base Rate" shall be the Base Rate until the circumstances giving rise to such inability no longer exist.

    BASE RATE LOANS. All or any portion of any Loans hereunder, the interest rate on which is calculated by reference to the Base Rate.

    BORROWERS. TRC and each Person listed on SCHEDULE 1 hereto as such schedule may be amended from time to time.

    BUSINESS DAY. Any day on which commercial banking institutions in Boston, Massachusetts are open for the transaction of banking business, and, if the applicable Business Day relates to a Eurodollar Loan, a day on which dealings are carried on in the Eurodollar interbank market and dollar settlements of such dealings may be effected in New York City.

    COLLATERAL. All of the property, rights and interest of the Borrowers that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

    COLLATERAL VALUE RATIO.  See Section 6.7.

    COMMITMENT. With respect to each Bank, the amount determined by multiplying such Bank's Commitment Percentage by the aggregate amount of the Banks' Total Commitment Amount to make Loans to the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the terms hereof, zero.

    COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth beside its name below (subject to adjustment pursuant to Section 2.1 hereof or upon any assignments pursuant to Section 16 hereof):

                                         Initial Commitment
               Bank                         Percentage
               ----                         ----------
                BKB                             100%


    CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers, consolidated in accordance with Generally Accepted Accounting Principles, after eliminating all intercompany items.

    CONSOLIDATED EBITDA. For any period, the consolidated net income (or deficit) of the Borrowers, determined in accordance with Generally Accepted Accounting Principles, plus to the extent deducted in computing consolidated net income (or deficit) for such period (a) interest expense, (b) income taxes and (c) depreciation and amortization.

    CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers during such period on all Indebtedness of the Borrowers outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized.

    DEFAULT.  See Section 9.

    DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Borrower in an amount in excess of an amount equal to the net income of such Borrower in any fiscal year, other than dividends payable solely in shares of common stock of a Borrower; or the purchase, redemption, or other retirement of any shares of any class of capital stock of any Borrower, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Borrower to its shareholders as such; any other distribution on or in respect of any shares of any class of capital stock of any Borrower.

    DRAWDOWN DATE. The date on which any Loan is made or is to be made or on which any Letter of Credit is issued or to be issued.

    ELIGIBLE RECEIVABLES. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivables) that are not outstanding for more than one hundred twenty (120) days past the earlier to occur of (i) the date of the respective invoices therefor and (ii) with respect to services, the end of the calendar month following the provision thereof.

    ENVIRONMENTAL LAWS. Any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act or any United States, state or local or any other statute, regulation, ordinance, order or decree relating to health, safety or the environment.

    ENVIRONMENTAL SERVICES CONTRACTS. All contracts or agreements of any Borrower or any of their Subsidiaries to provide consultation, work or services with respect to matters related to any Environmental Laws.

    ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

    EURODOLLAR LOANS. In relation to any Interest Period, any portions of the principal amount of the Loans on which a Borrower has elected pursuant to
Section 2.6(b) hereof to pay interest based on the Eurodollar Rate.

    EURODOLLAR OFFERED RATE. The rate per annum at which deposits of dollars are offered to the Agent by prime banks in whatever Eurodollar interbank market may be selected by the Agent in its sole discretion, acting in good faith, at or about 10:00 a.m. local time in such interbank market, two Business Days prior to the commencement of an Interest Period for a period equal to such Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurodollar Offered Rate.

    EURODOLLAR RATE. With respect to any Interest Period, the rate per annum, rounded upwards to the nearest 1/16 of 1%, determined by the Agent two Business Days prior to the commencement of such Interest Period, in accordance with the following formula:

    Eurodollar Rate = Eurodollar Offered Rate
                      -----------------------
                       1 - Reserve Rate

    EVENT OF DEFAULT.  See Section 9.

    FEDERAL FUNDS EFFECTIVE RATE. For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day by the Federal Reserve Bank of New York, or for any day on which such rate is not so published for such day by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (i) When used in general, Generally Accepted Accounting Principles means principles which are (1) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors or successors, in effect for the fiscal year ended on the Balance Sheet Date and (2) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied; and (ii) when used with reference to the Borrowers and/or any of their Subsidiaries such principles shall include (to the extent consistent with such principles) the accounting practice of the Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date.

    GUARANTEED PENSION PLAN. Any pension plan maintained by any Borrower or any of their Subsidiaries, or to which any Borrower or any of their Subsidiaries contributes, which is required to pay plan termination insurance premiums to the Pension Benefit Guaranty Corporation.

    HAZARDOUS SUBSTANCES.  See Section 4.17(b).

    INDEBTEDNESS. All obligations, contingent and otherwise, which in accordance with Generally Accepted Accounting Principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit, excluding obligations under leases classified as operating leases under Generally Accepted Accounting Principles.

    INTERCREDITOR AGREEMENT. The Amended and Restated Intercreditor Agreement dated as of the date hereof, by and among the Parent, R&M, the shareholders of R&M, and the Agent.

    INTEREST PERIOD.  With respect to each Eurodollar Loan:

    (a) initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurodollar Loan or the making of a Eurodollar Loan, and ending one (1), two (2), three (3), or six (6) months thereafter, as the case may be, as the Borrowers may select; and

    (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period, and end one (1), two (2), three (3), or six (6) months thereafter, as the case may be, as the Borrowers may select;

    (c) PROVIDED that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next preceding Business Day.

    INVESTMENTS. All cash expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, all or substantially all of the assets of, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time, (I) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (II) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid, (III) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);
(IV) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (III) may be deducted when paid; and (V) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

    LETTERS OF CREDIT. Letters of credit issued or to be issued by the Agent under Section 2.2 hereof for the account of any Borrower.

    LETTER OF CREDIT AGREEMENTS. Letter of Credit Agreements in such form as may be agreed upon by any Borrower and the Agent from time to time which are entered into pursuant to Section 2.2 hereof, as such Letter of Credit Agreements are amended, varied or supplemented from time to time.

    LETTER OF CREDIT FEE.  See Section 2.2(e).

    LIENS. Any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any Person.

    LOAN DOCUMENTS. Collectively, this Agreement, the Revolving Credit Notes, the Security Documents, the Intercreditor Agreement and the Letter of Credit Agreements.

    LOAN REQUEST.  The Notice any Borrower must give the Agent, pursuant to
Section 2.8, for each Loan or Letter of Credit requested hereunder.

    LOANS. The revolving credit loans made or to be made to the Borrowers as contemplated by Section 2 hereof.

    MAJORITY BANKS. As of any date, (a) if there are no more than two Banks on such date, all Banks and (b) if there are more than two Banks on such date, the Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Loans on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment Amount.

    MATURITY DATE.  June 30, 1998.

    MAXIMUM DRAWING AMOUNT. With respect to any Letter of Credit, the maximum amount from time to time which the beneficiary may draw under such Letter of Credit, as may be reduced from time to time pursuant to the Letter of Credit.

    MIE. Monitoring Instruments for the Environment, Inc., a Massachusetts corporation.

    NET CASH PROCEEDS. With respect to any sale of any assets of any of the Borrowers, the gross consideration received by any of the Borrowers (in cash) from such sale, net of the commissions, direct sales costs, normal closing adjustments, income taxes attributable to such sale and professional fees and expenses incurred directly in connection therewith to the extent the foregoing are actually paid in connection with such sale.

    NOTES. (a) The amended and restated promissory note of the Borrowers in favor of BKB evidencing the Loans dated as of the date hereof and (b) the promissory note(s) of the Borrowers in favor of any Bank which becomes a party hereto pursuant to Section 16 hereof, in substantially the form of EXHIBIT A hereto.

    NOTICE.  Fulfillment of any of the conditions set forth in Section 18.

    OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrowers, individually or collectively, to the Banks and the Agent individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or a Letter of Credit Agreement or in respect of Loans made and the Notes or other instruments at any time evidencing any thereof.

    ORIGINAL CLOSING DATE.  See Preamble.

    ORIGINAL CREDIT AGREEMENT.  See Preamble.

    PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

    PRIOR CLOSING DATE.  See Preamble.

    PRIOR CREDIT AGREEMENT.  See Preamble.

    REIMBURSEMENT OBLIGATION. The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 2.2(d).

    RESERVE RATE. The rate in effect from time to time, expressed as a percentage, at which the Banks would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is used in Regulation D) if such liabilities were outstanding.

    R&M.   (R&M Corporation (f/k/a Environmental Solutions, Inc.), a
California corporation.

    R&M NOTE. Promissory note of the Parent dated as of July 1, 1997 in favor of R&M having an outstanding principal amount, as of the date hereof, of not more than $7,000,000.

    SECURITY AGREEMENT. The Security Agreement, dated as of the date hereof among the Borrowers and the Agent and in form and substance satisfactory to the Banks and the Agent.

    SECURITY DOCUMENTS. The Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement.

    SUBORDINATED DEBT. Indebtedness owing to R&M pursuant to the terms of the R&M Note and obligations in respect of Section 2.4 of the Asset Purchase Agreement dated as of March 21, 1994 by and among TRC, R&M (then known as Environmental Solutions, Inc.) and the shareholders of R&M.

    SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

    TOTAL COMMITMENT AMOUNT. As of any date, the amount set forth opposite such date in the table set forth below, as the same may be reduced pursuant to Section 2.4 or Section 6.1(f) hereof:

           Period                                   Total Commitment Amount
           ------                                   -----------------------

August 25, 1997 through September 30, 1997                 $7,000,000
October 1, 1997 through December 31, 1997                  $6,000,000
January 1, 1997 through March 31, 1998                     $5,000,000
April 1, 1998 through Maturity Date                        $4,000,000

    TRC.  See Preamble.

    UNPAID REIMBURSEMENT OBLIGATIONS. Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 2.2(d).

    (b) All terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by Generally Accepted Accounting Principles. All terms not specifically defined herein which are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts shall have the same meanings herein as therein. Each reference herein to a particular Person (including, without limitation, the Banks) shall include a reference to such Person's successors and permitted assigns. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular Section or subdivision of this Agreement.

    Section 2.     THE LOANS.

    Section 2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow and reborrow from time to time between the Amendment Date and the Maturity Date upon notice to the Agent given in accordance with Section 2.8 hereof, such sums as requested by the Borrowers up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the Total Commitment Amount minus the sum of (i) the aggregate Maximum Drawing Amount of all Letters of Credit issued pursuant to Section 2.2 hereof and (ii) all Unpaid Reimbursement Obligations. Each request for Loans hereunder shall constitute a representation by the Borrowers that the conditions set forth in Sections 7 and 8 hereof have been satisfied on the date of such request.

    Section 2.2.  LETTERS OF CREDIT.

    (a) Subject to the terms and conditions set forth in this Agreement, upon written request from the Borrowers, the Agent, on behalf of the Banks and on reliance upon the representations and warranties of the Borrowers contained herein, agrees to issue stand-by letters of credit, in such form as the Borrowers and the Agent may agree upon from time to time, for the account of the Borrowers from time to time prior to the Maturity Date, PROVIDED, HOWEVER, that (a) the sum of (i) all Unpaid Reimbursement Obligations and
(ii) the aggregate Maximum Drawing Amount of all Letters of Credit, shall not at any time exceed $1,000,000 and (b) the sum of (i) all Unpaid Reimbursement Obligations, (ii) the aggregate Maximum Drawing Amount of all Letters of Credit and (iii) the amount of all Loans outstanding shall not at any time exceed the Total Commitment Amount. No Letter of Credit shall have an expiration date later than the earlier of (i) one year after the date of issuance of the Letter of Credit or (ii) 30 days prior to the Maturity Date.

    (b) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to this Section 2.2(d) (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank). Each Bank agrees that its obligation to reimburse the Agent pursuant to this Section 2.2(b) shall not be affected in any way by any circumstance other than the gross negligence or willful misconduct of the Agent.

    (c) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under Section 2.2(d) in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 2.2(d).

    (d) In order to induce the Agent to issue, extend and renew each Letter of Credit, the Borrowers hereby agree that on each date that any draft presented under any Letter of Credit is honored by the Agent or the Agent otherwise makes payment with respect thereto, the Borrowers will reimburse the Agent, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other reasonable out-of-pocket costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit (at the Borrowers' option, any such Reimbursement Obligation may be satisfied by conversion of such Reimbursement Obligation to the Base Rate Loan hereunder, PROVIDED THAT the conditions set forth in Section 8 hereof have been satisfied).

    (e)  The Borrowers shall pay a Letter of Credit Fee to the Agent equal to
(i) one percent (1%) per annum of the Maximum Drawing Amount of all performance standby Letters of Credit, and (ii) two percent (2%) per annum of the Maximum Drawing Amount of all Letters of Credit that support financial obligations, payable in advance on the date of issuance of the applicable letter of credit (but in no case less than $350.00). One-eighth of one percent (1/8%) of the Letter of Credit Fee shall be retained by the Agent, and the balance shall be shared by the Banks pro-rata in accordance with their Commitment Percentages.

    Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 2.2 at any time from the date such amounts become due and payable (whether as stated in this Section 2.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in
Section 2.7 for overdue amounts.

    Section 2.3. COMMITMENT FEE. The Borrowers agree to pay to the Banks a commitment fee at the rate of one-half of one percent (1/2%) per annum on the unused portion of the Total Commitment Amount during each calendar month or portion thereof from the Amendment Date until the Maturity Date (or to the date of termination in full of the Commitments, if earlier).

    Section 2.4. REDUCTION OF COMMITMENT. Any Borrower shall have the right at any time and from time to time upon five (5) Business Days' written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the amount of the unborrowed portion of the Total Commitment Amount, if any, which exceeds the aggregate Maximum Drawing Amount of all Letters of Credit issued pursuant to Section 2.2 hereof, whereupon the Commitment of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages by the amount specified in such notice or terminated, as the case may be. The Agent will notify the Banks promptly after receiving any notice of the Borrowers pursuant to this Section 2.4. No reduction or termination of the Total Commitment Amount once made may be revoked; the portion of the Total Commitment Amount reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

    Section 2.5. NOTES. The Loans shall be evidenced by the Notes. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, in connection with a Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's records reflecting the making of the Loan or the receipt of such payment (as the case may be). The outstanding amount of the Loans set forth on such Bank's record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Notes to make payments of principal of or interest on any Note when due.

    Section 2.6.  INTEREST ON LOANS.

    (a) As of the Amendment Date, the outstanding principal amount of the Loans shall bear interest at the Applicable Rate. Interest shall be payable
(x) monthly in arrears on the last Business Day of each calendar month for the immediately preceding month, on all Base Rate Loans, (y) on the last day of the applicable Interest Period for Eurodollar Loans having an interest period of three months or shorter, and if such Interest Period is longer than three months, quarterly in arrears on the last business day for each calendar quarter for the immediately preceding calendar quarter, and (z) on the Maturity Date for all Loans.

    (b) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan Request, specify that such requested Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, PROVIDED that the Borrowers give notice to the Agent pursuant to Section 2.6(c) hereof. Upon determining any Eurodollar Rate, the Agent shall forthwith provide notice thereof to the Borrowers, and each such notice to the Borrowers shall be considered prima facie correct and binding, absent manifest error.

    (c) Three (3) Business Days prior to the making of any Loan which will be a Eurodollar Loan or the conversion of any Base Rate Loan to a

Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrowers shall give written or telecopy notice received by the Agent not later than 2:00 p.m. (Boston time) of its election pursuant to Section 2.6(b). Each such notice delivered to the Agent shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loans, and shall be irrevocable and binding upon the Borrowers.
If the Borrowers shall fail to give the Agent notice of their election hereunder together with all of the other information required by this Section 2.6(c) with respect to any Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan.

    (d) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Maturity Date with respect to any Loans.

    (e) All Eurodollar Loans shall be in a minimum amount of not less than $1,000,000. In no event shall the Borrowers have more than five (5) different maturities of Eurodollar Loans outstanding at any time. All requests for Loans which will be Base Rate Loans shall be in a minimum amount of $100,000 or a greater integral multiple thereof.

    (f) The Borrowers agree to indemnify the Agent and the Banks and to hold them harmless from and against any reasonable loss, cost or expense that the Agent or any Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Agent or any Bank to lenders of funds obtained by it in order to maintain its Eurodollar Loans,
(b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to Section 2.6(c), and (c) the making of any payment of a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by the Agent of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted, or not borrowed (based on the Eurodollar Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by the Agent) that would be realized by the Agent or any Bank in reemploying the funds so paid, prepaid, converted, or not borrowed for such period or Interest Period, as the case may be.

    (g) Notwithstanding any other provisions of this Agreement, if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to the Agent or any Bank shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for the Agent or any Bank to perform its obligations in respect of any Eurodollar Loans, or (b) if the Agent or any Bank shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to the Agent or such Bank in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to the Agent or such Bank for obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then the Agent shall promptly give telephonic or telecopy notice of such determination to the Borrowers (which notice shall be conclusive and binding upon the Borrowers absent manifest error). Upon such notification by the Agent, the obligation of the Banks to make Loans which will become Eurodollar Loans shall be suspended until the Agent and the affected Bank(s) determines that such circumstances no longer exist, and the outstanding Eurodollar Loans shall continue to bear interest at the Applicable Rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts.

    Section 2.7. INTEREST ON OVERDUE AMOUNTS. Except as otherwise limited by Section 3.3 hereof, overdue principal and interest on the Loans and all other overdue amounts payable hereunder shall bear interest payable on demand at a rate per annum equal to one percent (1%) above the Applicable Rate, until such amount shall be paid in full (after as well as before judgment).

    Section 2.8. REQUESTS FOR LOANS AND LETTERS OF CREDIT. The Borrowers shall give to the Agent written notice (or telephonic notice confirmed in a writing or a telecopy) of each Loan requested hereunder (a "Loan Request") not later than 11:00 a.m. (a) on the proposed Drawdown Date of any Base Rate Loan, or (b) two (2) Business Days prior to the requested date of issuance of any Letter of Credit. Any Loan Request for a Eurodollar Rate Amount shall be given within the time frame specified in Section 2.6(c). Each such notice shall specify the principal amount of the Loan requested and shall reflect the Maximum Drawing Amount of all Letters of Credit outstanding. Each Loan Request shall be irrevocable and binding on the Borrowers, and shall obligate the Borrowers to accept the Loan requested from the Agent on the proposed Drawdown Date.

    Section 2.9.  FUNDS FOR LOANS.

    (a) Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Loan, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loan.

Upon receipt from each Bank of such amount, and if the Agent is in receipt of the documents required by Sections 7 or 8, as the case may be, and the other conditions set forth therein are satisfied, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loan made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loan shall not relieve any other Bank from its several obligations hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loan.

    (b) The Agent may (unless notified to the contrary by any Bank by 12:00 noon (Boston time) on any Drawdown Date assume that each Bank has made available to the Agent the amount of such Bank's Commitment Percentage with respect to the Loan to be made on such Drawdown Date, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes such amount available to the Agent on a date after such Drawdown Date, such Bank shall pay the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period TIMES (ii) the amount equal to such Bank's Commitment Percentage of such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to but not including the date on which the amount equal to such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent or such Bank, as applicable, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If such amount is not in fact made available to the Agent by such Bank within three (3) Business Days of such Drawdown Date, the Agent shall be entitled to debit the Borrowers' accounts to recover such amount from the Borrowers, with interest thereon at the rate per annum applicable to any Loans made on such Drawdown Date.

    Section 2.10. TERMINATION OF CREDIT. If any Event of Default shall occur, any unused portion of the Total Commitment Amount hereunder shall forthwith terminate and the Banks shall be relieved of all obligations to make Loans to, and the Agent shall be relieved of all obligations to issue Letters of Credit for the account of, any of the Borrowers; or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date or the issuance of any Letters of Credit to be issued on such date are not satisfied (except as a consequence of a default on the part of the Agent or any Bank), the Agent may by Notice to the Borrowers, terminate the unused portion of the Total Commitment Amount hereunder, and upon such Notice being given such unused portion of the Total Commitment Amount hereunder shall terminate immediately and the Banks shall be relieved of all further obligations to make Loans to, and the Agent shall be relieved of all further obligations to issue Letters of Credit for the account of, the Borrowers hereunder. No termination of any portion of the Total Commitment Amount hereunder shall relieve the Borrowers of any of their existing Obligations to the Banks hereunder or elsewhere.

    Section 2.11. OPTIONAL PREPAYMENT. Each Borrower shall have the right to prepay Eurodollar Loans made to such Borrower hereunder as a whole or in part, on the last day of the Interest Period relating thereto, without premium or penalty. Each Borrower shall also have the right at any time to prepay Base Rate Loans at any time, as a whole or in part, without premium or penalty; PROVIDED that the Agent may require one (1) Business Days' Notice of such prepayments and, PROVIDED, FURTHER that each partial prepayment shall be in the aggregate principal amount of $100,000 or a multiple thereof. Subject to the conditions of Section 2.1 hereof, amounts so prepaid may be reborrowed. In addition, each Borrower may, upon three (3) Business Days' Notice, prepay all, but not less than all, of the Eurodollar Loans subject to a particular Interest Period on a date other than the last day of the Interest Period relating thereto subject to the terms and conditions of
Section 2.6(f) hereof.

    Section 2.12.  MANDATORY PREPAYMENTS.

    (a) If at any time (including, without limitation, after giving effect to the mandatory reductions of the Total Commitment Amount pursuant to the definition thereof) the sum of (i) the outstanding Loans and (ii) the aggregate Maximum Drawing Amount of all Letters of Credit issued pursuant to
Section 2.2 shall exceed the Total Commitment Amount then in effect, the Borrowers shall immediately make a payment to the Agent in the amount required to eliminate any such excess, together with all amounts, if any, due under Section 2.10 hereof.

    (b) In the event that TRC sells or otherwise disposes of MIE then as soon as practicable and in any event within ten (10) days after receipt by TRC of the net proceeds of such sale, the Borrowers shall prepay the Loans in an amount equal to the Net Cash Proceeds of such sale. At least two (2) Business Days prior to the prepayment of the Loans pursuant to this Section 2.12(b), the Borrowers shall deliver to the Agent a statement certified by the principal financial or accounting officer of TRC setting forth the gross consideration for such sale and in reasonable detail a computation of the Net Cash Proceeds from such sale and the deductions taken to arrive at such Net Cash Proceeds. The Total Commitment Amount shall be permanently reduced by the amount of such mandatory prepayment but in any event shall not be reduced below $4,000,000.

    (c) In the event any of the Borrowers are paid restitution by either Vincent A. Rocco or Bruce D. Cowen or both arising from their alleged actions with respect to the exercising of stock options of the Borrowers, the Borrowers shall immediately upon receipt thereof, prepay the Loans in an amount equal to the proceeds thereof. The Total Commitment Amount shall be permanently reduced by the amount of such mandatory prepayment but in any event shall not be reduced below $4,000,000.

    Section 2.13. MANDATORY PAYMENT ON MATURITY. The Borrowers jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

    Section 3.     PAYMENTS AND COMPUTATIONS; JOINT AND SEVERAL LIABILITY;
SECURITY.

    Section 3.1. PAYMENTS. All payments of principal, interest, commitment fees, letter of credit fees and any other amounts due hereunder shall be made by the Borrowers to the Agent in immediately available funds at the Agent's head office at 100 Federal Street, Boston, Massachusetts 02110. The Agent shall be entitled to debit the Borrowers' account with the Agent in the amount of each such payment when due in order to effect timely payment thereof.

    Section 3.2. COMPUTATIONS. All computations of interest on the Loans and of commitment fees, and letter of credit fees shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under the Notes becomes due on a day which is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

    Section 3.3. INTEREST LIMITATION. Notwithstanding any other term of this Agreement or the Notes or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C.
Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Agreement, the Notes, the Letter of Credit Agreements or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

    Section 3.4. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

    (a) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment, the Loans or the Letters of Credit (other than taxes based upon or measured by the income or profits of such Bank), or

    (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to such Bank of the principal or of the interest on any Loans or any other amounts payable to such Bank under this Agreement or the other Loan Documents, or

    (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, or letters of credit issued by, an office of such Bank, or

    (d) impose on such Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Bank's Commitment, the Letters of Credit or any class of loans or commitments or letters of credit of which any of the Loans, the Bank's Commitment or the Letters of Credit forms a part, and the result of any of the foregoing is

         (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans, the Bank's Commitment, or the Letters of Credit; or

         (ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of the Bank's Commitment, the Loans, drawings under the Letters of Credit, or

         (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank or the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

    Section 3.5. CAPITAL ADEQUACY. If any present or future applicable law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank determines that the amount of capital required to be maintained by it is increased by or based upon such Bank's commitment to make, or maintenance of, Loans or Letters of Credit hereunder, then such Bank may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate, the Borrowers and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrowers and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the rate payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation, such amount to be considered PRIMA FACIE correct and binding, absent manifest error. Such Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

    Section 3.6.  CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

         (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

         (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 3.6), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

         (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

         (d) The Obligations of each of the Borrowers under the provisions of this Section 3.6 constitute full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

         (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Agent or the Banks under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or the Banks at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or the Banks in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Agent or the Banks with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 3.6, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this Section 3.6, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this Section 3.6 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this Section 3.6 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers, the Agent or the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, the Agent or Banks.

         (f) The provisions of this Section 3.6 are made for the benefit of the Agent and the Banks and their successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent and the Banks first to marshall any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 3.6 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent and the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this
Section 3.6 will forthwith be reinstated in effect, as though such payment had not been made.

         (g) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or any Bank with respect to any of the Obligations or any collateral security therefor until such time as all Obligations have been paid in full or such other Borrower shall be released of all Obligations by the Agent or such Bank. If, notwithstanding the foregoing, any payment shall be made to any Borrower on account of such subrogation or contribution rights at any time when the Obligations shall not have been paid in full, each and every amount so paid will forthwith be paid over to such Bank to be credited and applied to the Obligations.

    Section 3.7. NEW BORROWERS. The Majority Banks may, in their sole discretion, require that any newly-created Subsidiaries, any Subsidiaries acquired pursuant to Section 6.4 hereof, or any Inactive Subsidiaries listed on SCHEDULE 3.7 hereto, become Borrowers hereunder by signing Notes, entering into an amendment to this Agreement with the other parties hereto providing that such Subsidiary shall become a Borrower hereunder, and providing such other documentation as the Majority Banks may reasonably request including, without limitation, documentation with respect to conditions noted in Section 7 hereof. In such event, the parties hereto will amend SCHEDULE 1 hereto.

    Section 3.8. AMENDMENT FEE. The Borrowers shall pay to the Agent on the Amendment Date, an amendment fee in the amount of $35,000 (the "Amendment Fee").

    Section 3.9. SECURITY. The Obligations shall be secured by a perfected first priority security interest (subject only to liens permitted under Section 6.2 entitled to priority under applicable law) in each Borrower's accounts receivables, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Borrower is a party.

    Section 4. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant to the Agent and the Banks that on and as of the date of this Agreement:

    Section 4.1.  CORPORATE AUTHORITY.

    (a) INCORPORATION; GOOD STANDING. Each of the Borrowers and their Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of such Borrower or Subsidiary.

    (b) AUTHORIZATION. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each of the Borrowers and their Subsidiaries, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or any of their Subsidiaries so as to materially adversely affect the assets, business or any activity of any of the Borrowers or any of their Subsidiaries, and
(iv) do not conflict with any provision of the corporate charter or bylaws of any of the Borrowers or any of their Subsidiaries or any agreement or other instrument binding upon any of the Borrowers or any of their Subsidiaries.

    (c) ENFORCEABILITY. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of each of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

    Section 4.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrowers of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

    Section 4.3. TITLE TO PROPERTIES; LEASES. The Borrowers and their Subsidiaries own all of their respective assets reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except those permitted by Section 6.2 hereof.

    Section 4.4. FINANCIAL STATEMENTS; SOLVENCY. (a) There has been furnished to the Agent a consolidated balance sheet of the Borrowers and their Subsidiaries dated the Balance Sheet Date, and a consolidated statement of operations for the fiscal year then ended, certified by the Borrowers' independent certified public accountants. Such balance sheet and statement of operations have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers or any of their Subsidiaries as of such date involving material amounts, known to the officers of any of the Borrowers not disclosed in said balance sheet and the related notes thereto.

    (b) The Borrowers (both before and after giving effect to the transactions contemplated by this Agreement) are solvent, have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured, and have, and will have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

    Section 4.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the Borrowers and their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, or the consolidated statement of operations for the fiscal year then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers or their Subsidiaries. Since the Balance Sheet Date, there has not been any Distribution by any of the Borrowers.

    Section 4.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers and their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

    Section 4.7. LITIGATION. Except as set forth on SCHEDULE 4.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers and their Subsidiaries, considered as a whole, or materially impair the right of the Borrowers and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheets of the Borrowers, or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

    Section 4.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrowers nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries as a whole. None of the Borrowers nor any of their Subsidiaries is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any materially adverse effect on the business of the Borrowers and their Subsidiaries as a whole, except as otherwise reflected in adequate reserves.

    Section 4.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrowers nor any of their Subsidiaries is violating any provision of their charter documents or bylaws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers or any of their Subsidiaries.

    Section 4.10. TAX STATUS. The Borrowers and their Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them are subject (unless and only to the extent that such Borrower or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers and their Subsidiaries know of no basis for any such claim.

    Section 4.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing as of the date of this Agreement.

    Section 4.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor are any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

    Section 4.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except as contemplated by Section 6.2 of this Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or any of their Subsidiaries or rights thereunder.

    Section 4.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments required to be made by the Borrowers hereunder have been made and all other actions have been taken to the satisfaction of the Agent required to be taken by the Borrowers hereunder to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for liens permitted under Section 6.2.

    Section 4.15. CERTAIN TRANSACTIONS. Except as may be disclosed in the Borrowers' proxy statements, none of the officers, directors, or employees of the Borrowers nor their Subsidiaries is presently a party to any transaction with any other Borrower or Subsidiary (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

    Section 4.16. ERISA COMPLIANCE. To the best of the Borrowers' knowledge, the Borrowers and their Subsidiaries have complied in all material respects with ERISA, including without limitation, the provisions thereof respecting funding requirements for, and the termination of, plans and respecting prohibited transactions thereunder, and the funding of any Guaranteed Pension Plan of any of the Borrowers and their Subsidiaries complies with the minimum funding standards of Section 412 of the Internal Revenue Code for 1954, as amended.

    Section 4.17. USE OF PROCEEDS. The proceeds of the Loans shall be used for working capital and other general corporate purposes. No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

    Section 4.18. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of their and their Subsidiaries' properties and the operations conducted thereon and, based upon such diligent investigation, have determined that,

    (a) Except as set forth on SCHEDULE 4.18 attached hereto, none of the Borrowers, their Subsidiaries or any operator of their properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrowers on a consolidated basis.

    (b) Except as set forth on SCHEDULE 4.18 attached hereto, neither the Borrowers nor their Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

    (c) Except as set forth on SCHEDULE 4.18 attached hereto: (i) no portion of any Borrower's or any of their Subsidiaries' properties has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by any of the Borrowers, their Subsidiaries or operators of their properties, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no unpermitted releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers or any of their Subsidiaries, which releases would have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of the real properties of any of the Borrowers or any of their Subsidiaries which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, any properties of any of the Borrowers or any of their Subsidiaries; and (v) in addition, any Hazardous Substances that have been generated on the properties of the Borrowers or any of their Subsidiaries, have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws.

    (d) Except as set forth on SCHEDULE 4.18 attached hereto, none of the properties of the Borrowers or any of their Subsidiaries are or shall be subject to any applicable environmental clean up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

    (e) The Borrowers further represent that they have provided the Agent with true and complete copies of all documents, reports, site assessments, data, communication and other materials in any of their possession or to which they have access, which contain information with respect to potential environmental liabilities of the Borrowers or their Subsidiaries related to compliance with Environmental Laws.

    Section 5. AFFIRMATIVE COVENANTS OF THE BORROWERS. The Borrowers jointly and severally covenant and agree that, so long as any Loan or Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue Letters of Credit hereunder:

    Section 5.1. RECORDS AND ACCOUNTS. Each of the Borrowers will keep, and will cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, all other contingencies, and all other proper reserves.

    Section 5.2. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to the Banks:

    (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of the Borrowers as at the end of such year, statements of cash flows, and the related consolidated statement of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and certified without qualification by Price
Waterhouse LLP or by other independent nationally recognized certified public accountants, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided, that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

    (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of each fiscal year of the Borrowers, copies of the unaudited consolidated and consolidating balance sheet and statement of operations of the Borrowers as at the end of such quarter, subject to year end audit adjustments, and consolidated statement of cash flows, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Borrowers that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended;

    (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrowers that the Borrowers are in compliance with the covenants contained in Sections 5 and 6 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance;

    (d) when requested by the Agent, within 20 days after the end of each calendar month, copies of the unaudited consolidated balance sheet and income statements of the Borrowers as at the end of such calendar month, and statement of cash flows;

    (e) within 20 days after the end of each calendar month, an accounts receivable aging summary and a statement certified by the principal financial or accounting officer of the Borrowers that the Borrowers are in compliance with
Section 6.7 as of the end of such month and setting forth in reasonable detail computations evidencing such compliance;

    (f) no later than July 31st of each fiscal year of the Borrowers, the annual budgets of the Borrowers (including the projected consolidated and consolidating balance sheets for the end of such fiscal year);

    (g) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrowers; and

    (h) from time to time such other financial data and information (including accountants' management letters) as the Agent may reasonably request.

    The Borrowers hereby authorize the Banks to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; PROVIDED, HOWEVER, that the Banks shall, to the extent allowable under law, notify the Borrowers at the time any such disclosure is made; and PROVIDED FURTHER, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which any Borrower has or may have under the federal Right to Financial Privacy Act of 1978 or other applicable laws, as in effect from time to time.

    Section 5.3. CORPORATE EXISTENCE AND CONDUCT OF BUSINESS. Each Borrower and its Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; use its best efforts to comply with all applicable laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers, on a consolidated basis. Each Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses.

    Section 5.4. MAINTENANCE OF PROPERTIES. Each Borrower will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this section or in Section 5.3 above shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and which do not in the aggregate materially adversely affect the business of the Borrowers and their Subsidiaries on a consolidated basis.

    Section 5.5. INSURANCE. The Borrowers will maintain, and cause their Subsidiaries to maintain, with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, including, to the extent it is commercially available, feasible, and reasonably priced environmental impairment insurance.

    Section 5.6. TAXES. Each Borrower will and will cause each of its Subsidiaries to duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of any Borrower on an individual basis or of the Borrowers and their Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; PROVIDED, HOWEVER, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that such Borrower and such Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

    Section 5.7.  INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS.  The
Borrowers shall permit the Agent or any of its designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Subsidiaries, to examine the books of account of the Borrowers and their Subsidiaries and contracts under which any of the Borrowers performs services (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, their officers, all at such reasonable times and intervals as the Agent may reasonably request.

    Section 5.8. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS. Each Borrower will and will cause each of its Subsidiaries to comply with (i) the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; and (ii) all applicable laws and regulations (including Environmental Laws), decrees, orders and judgments ("Applicable Laws") except where noncompliance with such Applicable Laws would not have a material adverse effect in the aggregate on the financial condition, properties or business of any Borrower or any Subsidiary. If at any time while the Notes, Loans or Letters of Credit are outstanding or the Banks or the Agent have any obligation to make Loans or the Agent has any obligation to issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

    Section 5.9.  PENSION PLANS.  Each Borrower and each Subsidiary shall:

    (a) fund each pension plan as required by Section 412 of the Internal Revenue Code of 1954, as amended (the "Code");

    (b) furnish to the Agent a copy of any actuarial statement related to any pension plan required to be submitted under Section 103(d) of ERISA, no later than the date on which such statement is submitted to the Department of Labor or the Internal Revenue Service;

    (c) furnish to the Agent forthwith, a copy of (i) any notice of a pension plan termination sent to the Pension Benefit Guaranty Corporation under Section 4041(a) of ERISA or (ii) any notice, report or demand sent or received by a pension plan under Sections 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of
ERISA; and

    (d) furnish to the Agent a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

    Section 5.10. FURTHER ASSURANCES. The Borrowers will cooperate with the Banks and execute such further instruments and documents as the Agent or the Banks shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement.

    Section 5.11. NOTICE OF POTENTIAL CLAIMS OR LITIGATION. Each of the Borrowers shall deliver to the Banks, within 30 days of receipt thereof, written notice of any pending action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is unspecified or in excess of $1,000,000, together with a copy of each such notice received by any Borrower or its Subsidiary.

    Section 5.12. NOTICES. The Borrowers will promptly notify the Banks in writing of (i) the change in status of any inactive Subsidiary listed on
SCHEDULE 3.7 hereto, or (ii) the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation as to which any Borrower or any of their Subsidiaries is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

    Section 5.13. NEW BORROWERS. Any newly-created Subsidiaries shall become Borrowers hereunder by signing Notes, entering into an amendment to this Agreement with the other parties hereto providing that such Subsidiary shall become a Borrower hereunder, entering into an amendment to the Security Agreement to become a party thereto, and providing such other documentation as the Banks or the Agent may reasonably request including, without limitation, documentation with respect to conditions noted in Section 7 hereof. In such event, the Agent is hereby authorized by the parties to amend Schedule 1 hereto to include such Subsidiary as a Borrower hereunder.

    Section 6. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. The Borrowers agree that, so long as the Notes are outstanding, the Banks or the Agent have any obligation to make Loans or the Agent has any obligation to issue Letters of Credit hereunder:

    Section 6.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

    (a) Indebtedness to the Banks and the Agent arising under this Agreement or the other Loan Documents;

    (b) Existing Indebtedness as listed on SCHEDULE 6.1 hereto, on the terms and conditions in effect as of the date hereof;

    (c) Current liabilities of the Borrowers incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

    (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.6 and Indebtedness secured by liens of carriers, warehousemen, mechanics and materialmen permitted by Section 6.2;

    (e) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrowers have maintained adequate reserves; and Indebtedness in respect of a final judgment against any Borrower which is undischarged, unsatisfied and unstayed and which, with other outstanding final judgments, undischarged against the Borrowers does not exceed $1,000,000 in aggregate amount;

    (f) Other Indebtedness, not to exceed $5,000,000 in the aggregate, incurred after the date hereof (including existing Indebtedness of any Subsidiaries of the Borrowers acquired after the date hereof), through the borrowing of money or the obtaining of credit, incurred in connection with the lease or acquisition of property or fixed assets useful or intended to be used in carrying on the business of the Borrowers and their Subsidiaries, PROVIDED THAT all such Indebtedness in excess of $1,000,000 ("Additional Indebtedness") shall have a final maturity date after the Maturity Date, and PROVIDED FURTHER that to the extent that scheduled principal payments of such Additional Indebtedness are payable after the Maturity Date, the Total Commitment Amount, as applicable, shall be reduced by the amount of such payments.

    Section 6.2. RESTRICTIONS ON LIENS. No Borrower will, nor will any Borrower permit any Subsidiary to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character (other than upon any margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, owned by any Borrower or any Subsidiary), whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement;
or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, EXCEPT:

    (a) To the extent permitted under Section 6.1(f) hereof, Liens securing the Indebtedness incurred in connection with the acquisition of property or assets useful or intended to be used in carrying on the business of the Borrowers or the acquiring Subsidiary, PROVIDED THAT such Liens shall encumber only the property or assets so acquired and do not exceed the fair market value thereof; and

    (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

    (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

    (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 6.1(e);

    (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue; and

    (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower or any Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the respective Borrower or Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers and their Subsidiaries on a consolidated basis.

    Section 6.3. RESTRICTIONS ON INVESTMENTS. No Borrower will, nor will any Borrower permit any Subsidiary to, make or permit to exist or to remain outstanding any Investment except the following:

    (a) Marketable direct or guaranteed obligations of the United States of America which mature within one year from the date of purchase by the Borrowers;

    (b) Demand deposits, certificates of deposit, bankers' acceptances, time deposits and variable rate demand obligations of United States banks having total assets in excess of $1,000,000,000 United States Dollars;

    (c) Securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated and the ratings for which are less than "P-1" if rated by Moody's Investors Services, Inc. and less than "A-1" if rated by Standard and Poor's Ratings Group, PROVIDED THAT such investments shall not exceed $2,000,000;

    (d) Debt securities of U.S. corporations or U.S. governmental entities under which full payment of principal and interest is assured by a letter of credit issued by United States banks having total assets in excess of $1,000,000,000 United States Dollars and which at the time of purchase are rated and the ratings for which are not less than "P-1" if rated by Moody's Investors Services, Inc. and not less than "A-1" if rated by Standard and Poor's Ratings Group;

    (e) (i) Securities commonly known as "municipal securities" issued by a municipality organized and existing under the laws of any state of the United States of America which at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's Ratings Group, and (ii) securities known as the John Nuveen & Co. MuniPreferred series of tax-exempt mutual funds, all of which funds have a triple-A rating by Standard and Poor's Ratings Group and Moody's Investor Services, Inc.;

    (f) Trade payables, accrued payroll and vacation, and taxes payable, all accrued in the ordinary course of business;

    (g) Present and future Investments by the Borrowers in any Person which is a Borrower listed on SCHEDULE 1 hereto;

    (h)  Other Investments in addition to the existing Investments listed on
SCHEDULE 6.3(i) hereto, PROVIDED that such other Investments shall not exceed $5,000,000 (such amount determined on the basis of cost) at any one time outstanding;

    (i)  Existing Investments listed on SCHEDULE 6.3(i) hereto;

    (j) Short term money market investments in money market loans or portions of such loans sold by the Agent; and

    (k)  Investments in acquisitions permitted by Section 6.4.

    Section 6.4. MERGER, CONSOLIDATION, AND ACQUISITIONS. No Borrower will become a party to any merger, consolidation, or acquisition except (a) for the merger or consolidation of a Borrower with another Borrower or (b) where (i) such Borrower is the surviving corporation of a merger; (ii) such merger, consolidation, or acquisition is of a company in the environmental consulting, engineering or related field; (iii) the Banks have been provided with a certificate demonstrating that the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with, all of the covenants in this Section 6; (iv) all of the assets to be acquired shall be owned by an existing or newly created Subsidiary of TRC which is a Borrower or, in the case of a stock acquisition, the acquired company shall become or shall be merged with a wholly-owned Subsidiary of TRC that is a Borrower; and (v) the required majority of the Board of Directors of the target company incumbent at the time such acquisition is proposed has acquiesced either voluntarily or by order of a court of competent jurisdiction, or the transaction is otherwise deemed in the reasonable judgment of the Banks to be a "friendly" acquisition, and PROVIDED THAT both immediately before and after such merger, consolidation or acquisition no Defaults or Events of Default shall have occurred or be continuing.

    Section 6.5. SALE AND LEASEBACK. None of the Borrowers will enter into any arrangement, directly or indirectly, whereby any Borrower or any Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which any Borrower or any Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

    Section 6.6. SALES OF ASSETS. None of the Borrowers will, and no Borrower will permit any Subsidiary to, sell or otherwise dispose of any of their respective assets consisting of securities (other than any margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, held by any Borrower or any Subsidiary), real property or personal property, including without limitation all or any part of any of any Borrower's operating divisions (excluding sales of assets in the ordinary course of the business), without the prior written approval of the Banks, with the following exceptions:
(i) any Borrower may sell obsolete or worn-out property not used or useful in its business, and (ii) subject to Section 2.12(b) hereof MIE may be sold at the Borrowers' discretion, PROVIDED that, in such event, MIE's rights under this Agreement and the Notes shall terminate. In connection with any sale of MIE permitted hereunder, the Agent shall release its lien on the assets of MIE constituting Collateral and shall, at the Borrowers' sole cost and expense, deliver to the Borrowers such UCC-3 releases or other release documents as the Borrowers may reasonably request to effect such release.

    Section 6.7. COLLATERAL VALUE RATIO. The Borrowers will not, at the end of any month, permit the sum of (i) outstanding Loans plus (ii) the Maximum Drawing Amount under all Letters of Credit, plus (iii) Unpaid Reimbursement Obligations to be greater than seventy percent (70%) of Eligible Receivables for which invoices have been issued and are payable (the "Collateral Value Ratio").

    Section 6.8. INTEREST COVERAGE. The Borrowers will not permit the ratio of Consolidated EBITDA MINUS capital expenditures to Consolidated Total Interest Expense to be less than 3.5:1 for any fiscal quarter.

    Section 6.9. SUBORDINATED DEBT. The Borrowers will not (a) amend, supplement or otherwise modify the terms of any of the Subordinated Debt, (b) make any payment of principal or other amounts owing with respect thereto (other than as permitted under the Intercreditor Agreement), or (c) prepay any of the Subordinated Debt.

    Section 7.     CONDITIONS OF FIRST LOANS.

    The obligation of the Banks to make the first Loan hereunder (including, without limitation, the obligation of the Banks to convert loans under the Prior Credit Agreement to Loans hereunder and the obligation of the Agent to issue Letters of Credit) and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent (the date such conditions precedent are satisfied being the "Amendment Date"):

    Section 7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 4 hereof and otherwise made by the Borrowers in writing in connection with the transactions contemplated by this Agreement shall have been correct as of the date on which made and shall also be correct at and as of the date of the first Loan with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby.

    Section 7.2. PERFORMANCE; NO DEFAULT. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the first Loan, and at the time of the first Loan, as certified by the chief financial officer of TRC, there shall exist no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or Event of Default upon consummation of the first Loans.

    Section 7.3. NO ADVERSE CHANGE. As of the date of the first Loan, no material adverse change since the Balance Sheet Date shall have occurred since the date hereof in the business or financial condition of the Borrowers in the aggregate.

    Section 7.4. CORPORATE ACTION; CORPORATE DOCUMENTS. All corporate action necessary for the valid execution, delivery and performance by each Borrower of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Borrowers shall have certified to the Agent that the charter and by-laws of each Borrower delivered to the Agent in connection with the Prior Credit Agreement have not been amended, modified or supplemented and are in full force and effect or shall have provided the Agent certified copies of any amendments, modifications or supplements thereto. Each Borrower shall have delivered to the Agent a certificate of the Secretary of State of the state of incorporation of such Borrower certifying as to such Borrower's legal existence and good standing.

    Section 7.5. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of the Amendment Date and executed original counterparts of each of the Loan Documents shall have been furnished to the Agent.

    Section 7.6. UCC SEARCHES; PERFECTION OF LIENS. The Agent shall have received the results of UCC searches with respect to the Collateral, indicating no Liens other than Liens permitted under Section 6.2 and otherwise in form and substance satisfactory to the Agent. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Liens permitted under Section 6.2 entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

    Section 7.7. OPINION OF BORROWER'S COUNSEL. The Bank shall have received from Borrowers' counsel a favorable opinion addressed to the Agent, dated the Amendment Date.

    Section 7.8. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Agent would make it illegal for the Agent to make Loans hereunder.

    Section 7.9. GOVERNMENTAL REGULATION. The Agent shall have received such statements in substance and form reasonably satisfactory to the Agent as it shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

    Section 7.10. ACCOUNTANT'S REPORT. The Borrowers shall have delivered to the Banks a copy of the Price Waterhouse LLP management letter for the 1997 fiscal year and the Banks shall have discussed with Price Waterhouse

LLP, and be satisfied with, the Borrowers' systems and controls and the adequacy of the Borrowers' accounts receivable reserve.

    Section 7.11. PAYMENT OF FEES. The Borrowers shall have paid to the Agent the Amendment Fee and shall have paid the Agent's out-of-pocket expenses, including, without limitation, the legal fees and disbursements of the Agent's counsel, Bingham Dana LLP, incurred under the Prior Credit Agreement and in connection with this Agreement.

    Section 7.12. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks as of the date hereof in substance and in form satisfactory to the Banks, and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

    Section 8.  CONDITIONS OF SUBSEQUENT LOANS.

    The obligation of the Banks to make any Loan (including without limitation the obligation of the Agent to issue any Letter of Credit) subsequent to the first Loan is subject to the following conditions precedent:

    Section 8.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrowers contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

    Section 8.2. PERFORMANCE; NO EVENT OF DEFAULT. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the Loan, and at the time of the Loan, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of the Loan (including without limitation any amounts to be drawn under a Letter of Credit).

Each request by any Borrower for a Loan (including without limitation each request for issuance of a Letter of Credit) subsequent to the first Loan shall constitute certification by such Borrower that the conditions specified in Sections 8.1 and 8.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

    Section 9. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

    (a) if the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

    (b) if the Borrowers shall fail to pay any interest, letter of credit fees or commitment fees on the Loans within five (5) Business Days after the same shall become due and payable whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

    (c) if the Borrowers shall fail to comply with their covenants contained in Section 5 (excepting Sections 5.2, 5.4, and 5.9,) or Section 6 hereof;

    (d) if the Borrowers shall fail to perform any term, covenant or agreement herein contained (other than those specified in subsections (a), (b), and (c) above) within 45 business days after written notice of such failure has been given to such Borrower by the Agent;

    (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made;

    (f) if any Borrower or any Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money in an aggregate amount greater than $1,000,000 (excluding, however, any agreement relating to any pledge of, or restriction on the pledge or disposition of, margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, owned by any Borrower), or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than $1,000,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

    (g) if any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due (excluding, however, any agreement relating to any pledge of, or restriction on the pledge or disposition of, margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, owned by any Borrower), or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers or of any substantial part of the assets of any of the Borrowers or their Subsidiaries or commences any case or other proceeding relating to any of the Borrowers or their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any of the Borrowers or their Subsidiaries and any of the Borrowers or their Subsidiaries indicates its approval thereof, consent thereto or acquiescence therein;

    (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers or their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or any Subsidiary in an involuntary case under Federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than 30 days, whether or not consecutive; or

    (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any Borrower or any Subsidiary which, with other outstanding final judgments, undischarged, against the Borrowers exceeds in the aggregate $1,000,000 after taking into account any insurance coverage;

then, the Agent may, and at the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement and the Notes to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED, that in the event of any Event of Default specified in Sections 9(g) or 9(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent.
Upon demand by the Agent after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, to be held by the Agent as collateral security for the Obligations. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Agent shall have accelerated the maturity of the Loans pursuant to the foregoing, any Bank, if owed any amount with respect to the Loans may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or any instrument pursuant to which the obligations of the Borrowers to such Bank hereunder are evidenced, including as permitted by applicable law the obtaining of the EX

PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon the Agent or Banks or the holders of the Notes is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

    Section 10. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

         (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

         (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; PROVIDED, HOWEVER, that (i) distributions shall be made with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks PRO RATA, and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

         (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

         (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

    Section 11. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrowers and any securities or other property of the Borrowers in the possession of any Bank may be applied to or set off against the payment of obligations of the Borrowers hereunder and under the Note and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Banks. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from any of the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

    Section 12. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrowers hereby promise to reimburse the Agent for all reasonable out-of-pocket attorneys' fees and disbursements, incurred or expended in connection with the preparation, syndication or interpretation of this Agreement, the Notes, the Letter of Credit Agreements, or any amendment hereof or thereof, or with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or thereunder, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder, including without limitation the so-called "work-out" thereof after the occurrence of a Default or Event of Default. The Borrowers will pay any taxes (including any interest and penalties in respect thereof), other than the Banks' federal and state income taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby agreeing to indemnify the Banks with respect thereto). The Borrowers further promise to reimburse the Agent and the Banks for all such fees and disbursements incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder.

     Section 13.  THE AGENT.

    Section 13.1. APPOINTMENT OF AGENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents. Each Bank irrevocably authorizes the Agent to execute all other instruments relating thereto and to take such action on behalf of each of the Banks and to exercise all such powers as are expressly delegated to the Agent hereunder and in all related documents, together with such other powers as are reasonably incidental thereto. It is agreed that the duties, rights, privileges and immunities of the Agent, in its capacity as issuer of Letters of Credit hereunder, shall be identical to its duties, rights, privileges and immunities as Agent as provided in this Section
13. The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement. Neither the Agent nor any of its affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrowers or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrowers any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Agent in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

    Section 13.2. ACTIONS BY AGENT. The Agent shall be fully justified in failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Banks and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

    Section 13.3. INDEMNIFICATION. Without limiting the obligations of the Borrowers hereunder or under any other Loan Document, the Banks agree to indemnify the Agent, ratably in accordance with their respective Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, THAT no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent (or any agent thereof).

     Section 13.4. REIMBURSEMENT. Without limiting the provisions of Section 13.3, the Banks and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent, refund to the Agent the sum paid to that Person. If, in the opinion of the Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

    Section 13.5. DOCUMENTS. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent for such Bank hereunder; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

    Section 13.6. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank represents that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and the decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document.
The Agent shall not be required to keep informed as to the performance or observance by the Borrowers of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Agent or any of its affiliates. Each Bank shall have access to all documents relating to the Agent's performance of its duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of Section 13.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Bank shall conclusively be presumed to have approved the same.

    Section 13.7. RESIGNATION OF AGENT. The Agent may resign at any time by giving 60 days prior written notice thereof to the Banks and the Borrowers.
Upon any such resignation, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Any new Agent appointed pursuant to this Section
13.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued by the Agent.

    Section 13.8. ACTION BY THE BANKS, CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Section 13.8, any action to be taken (including the giving of notice) may be taken or any consent or approval required or permitted by the Agreement or any other Loan Document to be given by the Banks may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended and the performance or observance by the Borrowers or any other person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Majority Banks; PROVIDED, HOWEVER, that no such consent or amendment which affects the rights, duties or liabilities of the Agent shall be effective without the written consent of the Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Banks (a) increase the Total Commitment Amount (or subject the Banks to any additional obligations), (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder, (c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes, or any fees payable hereunder; (d) change the definition of "Majority Banks" or the number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend this Section 13.8; or (f) change the Commitment Percentage of any Bank, except as permitted under Section 16 hereof.

    Section 13.9  DUTIES IN THE CASE OF ENFORCEMENT.  In case one of more
Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

    Section 14. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless the Banks, as well as the Banks' shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby and to the extent not caused by the gross negligence or willful misconduct of the Banks. In any investigation, proceeding or litigation, or the preparation therefor, the Banks shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrowers shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense, PROVIDED that such counsel shall be reasonably satisfactory to the Banks. The covenants of this Section 14 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes or any other Loan Document.

    Section 15. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Banks of the Loans and the issuance by the Agent of the Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Letter of Credit Agreement or the Notes remains outstanding and unpaid or any Bank or the Agent has any obligation to make any Loans or issue any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered to the Banks or the Agent at any time by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

    Section 16. SYNDICATION AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to syndicate or participate at any time the Commitment and interests in the risk relating to any of the Obligations, to additional banks or other financial institutions so long as BKB will be the Agent thereunder, and so long as the Borrowers and the Agent have consented to such assignment (such consent not to be unreasonably withheld), PROVIDED THAT such Bank shall retain, free of any such assignment, an amount of its Commitment of not less than $5,000,000, and PROVIDED FURTHER that any Bank may syndicate or participate to an affiliate of such Bank without obtaining consent. It is further agreed that each bank or other financial institution which executes and delivers to the Agent and the Borrowers hereunder a counterpart joinder in form and substance satisfactory to the Agent and such bank or financial institution (together with an assignment fee of $2,500 to the Agent) shall, on the date specified in such counterpart joinder, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its Commitment shall be as set forth in such counterpart joinder. Upon the execution and delivery of such counterpart joinder, (a) the Borrowers shall issue to the bank or other financial institution a Note in the amount of such bank's or other financial institution's Commitment dated as of the date of such assignment or such other date as may be specified by the Bank and otherwise completed in substantially the form of EXHIBIT A; (b) Sections 2.1 and 2.2 shall be deemed to be amended to reflect the Commitment and interest in the risk related to the Obligations of such bank or other financial institution and the Commitment of such Bank shall be reduced by a like amount; (c) the Agent shall distribute to the Borrowers, the Banks and such bank or financial institution a schedule reflecting such changes; and (d) this Agreement shall be appropriately amended to reflect (i) the status of such bank or financial institution as a party hereto and (ii) the status and rights of BKB as agent for itself and such other bank or financial institution hereunder.

    Section 17. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; PROVIDED, that no Borrower shall assign or transfer its rights hereunder without the prior written consent of the Banks.

    Section 18. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telecopier and confirmed by letter, addressed as follows:

    (a) if to the Borrowers, at 5 Waterside Crossing, Windsor, Connecticut 06095, Attention: Harold C. Elston, Jr., Vice President and Treasurer, telecopy number 860-298-6399, or at such other address for notice as the Borrowers, shall last have furnished in writing to the Person giving the notice; or

    (b) if to the Agent or BKB, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Arthur J. Oberheim, Vice-President, telecopy number 617-434-2160, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; or

    (c) if to the Banks, at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Arthur J. Oberheim, Vice-President, telecopy number 617-434-2160, or such other address for notice as the Bank shall last have furnished in writing to the Person giving the notice.

    Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight mail or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile or
(b) if sent by registered or certified first-class mail, postage prepaid, five
(5) Business Days after the posting thereof.

    Section 19. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks or the Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

    Section 20. ENTIRE AGREEMENT, ETC. This Agreement, together with the other Loan Documents and any other documents executed in connection herewith or therewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in Section 22.

    Section 21. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWERS CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE BANKS UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

    Section 22. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Banks. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or the Banks in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any Borrower shall entitle such Borrower or any other Borrower to other or further notice or demand in similar or other circumstances.

    Section 23. NO RESTRICTIONS WITH RESPECT TO MARGIN STOCK. Notwithstanding any other provisions of this Agreement or the Notes, and further implementing the exceptions with respect to margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) from the restrictions on Liens in Section 6.2, the restrictions on sale of assets in Section 6.6, and certain defaults in Sections 9(f) and (g), (a) nothing in this Agreement or in the Notes shall prevent any Borrower or any Subsidiary from selling, transferring, pledging or otherwise disposing of any such margin stock, and (b) no Borrower's or Subsidiary's right or ability to sell, transfer, pledge or otherwise dispose of any such margin stock shall in any way be restricted while any Loan or Note is outstanding, nor shall any such sale, transfer, pledge or other disposition ever be the cause for acceleration of the maturity of the Notes, it being the intention of the parties hereto that in no event or manner shall the Loans, the Notes or any obligations of any of the Borrowers under this Agreement be secured, directly or indirectly, by any such margin stock.

    Section 24. TRANSITIONAL ARRANGEMENTS.

    Section 24.1. PRIOR CREDIT AGREEMENT SUPERSEDED. This Agreement shall on the Amendment Date supersede the Prior Credit Agreement in its entirety. On the Amendment Date, the rights and obligations of the parties evidenced by the Prior Credit Agreement shall be evidenced by this Agreement and the other Loan Documents, the "Loans" as defined in the Prior Credit Agreement shall be converted to Loans as defined herein and all outstanding letters of credit issued by the Agent for the account of the Borrowers prior to the Amendment Date shall, for purposes of this Agreement, be Letters of Credit.

    Section 24.2. RETURN AND CANCELLATION OF NOTES. As soon as reasonably practicable after the Closing Date, the Banks under the Prior Credit Agreement will promptly return to the Borrowers, marked "Substituted" or "Cancelled", as the case may be, any notes of the Borrowers held by the Banks pursuant to the Prior Credit Agreement.

    Section 24.3. INTEREST AND FEES UNDER PRIOR CREDIT AGREEMENT. All interest and fees and expenses, if any, owing or accruing under or in respect of the Prior Credit Agreement through the Amendment Date shall be calculated as of the Amendment Date (pro rated in the case of any fractional periods), and shall be paid on the Amendment Date. Commencing on the Amendment Date, the commitment fees shall be payable by the Borrowers to the Agent for the account of the Banks in accordance with Section 2.3.

    Section 24.4. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT. The Banks and the Agent agree that upon the effectiveness of this Agreement, any Defaults or Events of Defaults which may have existed under the Prior Credit Agreement shall be deemed to be waived by the Banks and the Agent.

                     [Remainder of page intentionally left blank]

    IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

                             TRC COMPANIES, INC.

                             By: /s/   Harold C. Elston, Jr.
                                 --------------------------------
------
                                  Harold C. Elston, Jr.
                             Title:    Vice President & Treasurer
                                    -----------------------------


                             MONITORING INSTRUMENTS FOR THE ENVIRONMENT, INC.

                             By: /s/   Harold C. Elston, Jr.
                                 --------------------------------
------
                                  Harold C. Elston, Jr.
                             Title:    Treasurer
                                    -----------------------------


                             TRC ENVIRONMENTAL
                             CORPORATION

                             By: /s/   Harold C. Elston, Jr.
                                 --------------------------------
------
                                  Harold C. Elston, Jr.
                             Title:    Vice President & Treasurer
                                    -----------------------------


                                  TRC ENGINEERS, INC. (d/b/a/
                                  Raymond Keyes Associates)

                             By: /s/   Harold C. Elston, Jr.
                                 --------------------------------
------
                                  Harold C. Elston, Jr.
                             Title:    Treasurer
                                    -----------------------------


                             TRC INVESTMENT
                             CORPORATION

                             By: /s/   Harold C. Elston, Jr.
                                 --------------------------------
------
                                  Harold C. Elston, Jr.
                             Title:    Treasurer
                                    -----------------------------

                                  NORTH AMERICAN WEATHER CONSULTANTS

                             By: /s/   Harold C. Elston, Jr.
                                 --------------------------------
------
                                  Harold C. Elston, Jr.
                             Title:    Treasurer
                                    -----------------------------


                                  ENVIRONMENTAL SOLUTIONS, INC.

                             By: /s/   Harold C. Elston, Jr.
                                 --------------------------------
------
                                  Harold C. Elston, Jr.
                             Title:    Assistant Treasurer
                                    -----------------------------


                                  TRC MARIAH ASSOCIATES, INC.

                             By: /s/   Harold C. Elston, Jr.
                                 --------------------------------
------
                                  Harold C. Elston, Jr.
                             Title:    Assistant Treasurer
                                    -----------------------------


                                  TRC GARROW ASSOCIATES, INC.


                             By: /s/   Harold C. Elston, Jr.
                                 --------------------------------
------
                                  Harold C. Elston, Jr.
                             Title:    Treasurer
                                    -----------------------------


                             BANKBOSTON, N.A., (f/k/a
                             The First National Bank of Boston),
                             as Agent and individually

                             By: /s/   Arthur J. Oberheim.
                                 --------------------------------
                                  Arthur J. Oberheim
                             Title:    Vice President
                                    -----------------------------